Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints C. Allen Bradley, Jr., Geoffrey R. Banta and G. Janelle Frost, and each of them, with full power to act and with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact with full power to execute in his or her name and on his or her behalf in his or her capacity as a director or officer or both, as the case may be, of AMERISAFE, Inc. (the “Company”), a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering shares of the Company’s common stock, par value $0.01 per share, available for issuance under the Company’s 2012 Equity and Incentive Compensation Plan, and to sign any and all amendments to the Company’s registration statement on Form S-8, including post-effective amendments to such registration statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as the Company’s registration statement on Form S-8 that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms that such attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ C. Allen Bradley, Jr.	/s/ Randy Roach
C. Allen Bradley, Jr.	Randy Roach

/s/ Philip A. Garcia	/s/ Sean M. Traynor
Philip A. Garcia	Sean M. Traynor

/s/ Jared A. Morris	/s/ Austin P. Young III
Jared A. Morris	Austin P. Young III

/s/ Millard E. Morris	/s/ G. Janelle Frost
Millard E. Morris	G. Janelle Frost

/s/ Daniel V. Phillips
Daniel V. Phillips

Dated: April 8, 2012